UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2013

_________________

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54111	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9530 Main Street Clarence, New York (Address of Principal Executive Office)	14031 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 17, 2013, 22nd Century Group, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) to purchase all of the issued and outstanding membership interests of NASCO Products, LLC, a North Carolina limited liability company (“NASCO”) (the “Transaction”). NASCO is a federally licensed tobacco product manufacturer and a participating member of the Tobacco Master Settlement Agreement known as the MSA, an agreement among 46 U.S. states and the tobacco industry administered by the National Association of Attorneys General (NAAG).

The initial purchase price for the Transaction is One Million Dollars ($1,000,000) (the “Purchase Price”), subject to potential closing date adjustments for any unpaid liabilities of NASCO. The Purchase Price will be paid as follows: (i) a cash payment of Two Hundred Thousand Dollars ($200,000) and (ii) the issuance of Eight Hundred Thousand Dollars ($800,000) in value of unregistered shares of common stock of the Company based on the average of the five (5) day closing price of the Company’s common shares on the OTCQB for the five (5) trading days immediately preceding the closing date. In no event shall the number of common shares issued by the Company be less than 640,000 or greater than 1,066,667.

The Purchase Agreement contains customary representations, warranties, covenants and indemnities. Consummation of the Transaction is subject to various conditions, including receipt of material third party consents and approvals and other customary closing conditions, including required consents and authorizations from NAAG. The Purchase Agreement contains termination rights, including a right for the Company to terminate the Purchase Agreement if the closing shall not have occurred on or before January 31, 2014. The Purchase Agreement also contemplates that the Company will enter into a management agreement and a sales agreement at closing with an affiliate of NASCO.

The forgoing summary does not purport to be complete and is qualified in its entirety by the Purchase Agreement, which filed herewith as Exhibit 2.1.

Item 7.01	Regulation FD Disclosure.

On September 18, 2013, the Company will issue a press release announcing the Transaction. A copy of the press release is furnished as Exhibit 99.1 herewith.

Item 9.01(d)	Financial Statements and Exhibits.

Exhibit 2.1 Membership Interest Purchase Agreement between 22nd Century Group, Inc. and Ralph Angiuoli dated September 17, 2013.

Exhibit 99.1 Press Release dated September 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/Joseph Pandolfino
Date:	September 17, 2013	Joseph Pandolfino
Chief Executive Officer